Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the 2014 Equity Participation Plan of Civeo Corporation of our reports dated March 18, 2014, with respect to the combined financial statements of the Accommodations Business of Oil States International, Inc. and the financial statements of OIS Accommodations SpinCo Inc. included in Civeo Corporation’s Form 10 (001-36246), as amended, filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP

Houston, Texas

May 27, 2014